Gehl Company	Tel: 262/334-9461
143 Water Street	Fax: 262/334-7517
P.O. Box 179	http://www.gehl.com
West Bend, WI 53095-0179
USA

Contact:
Malcom F. Moore
President and Chief Operating Officer
262-334-6604

News Release

GEHL COMPANY REPORTS SECOND QUARTER RESULTS;
ADJUSTS FULL YEAR OUTLOOK

        WEST BEND, WISCONSIN, July 28, 2008 – Gehl Company (NASDAQ GSM: GEHL) today reported second quarter income from continuing operations of $5.2 million, or $0.43 per diluted share, for the quarter ended June 30, 2008, compared with income from continuing operations of $8.8 million, or $0.71 per diluted share, for the second quarter of 2007.

        Net sales for the second quarter of 2008 were $111.1 million compared to net sales of $135.3 million in the second quarter of 2007. Continued market share gains, along with the strength of the Company’s international and agricultural markets, in the second quarter, partially offset the impact of the continued softness in the North American housing market and reductions in capital investments by equipment rental companies. Sales outside of North America remained solid, representing 30% of total sales, an increase from 26% in the same period one year ago. Market share gains continued in the Company’s two primary product categories, skidloaders and telehandlers. The Company’s North American retail skid loader volume decreased 1% during the second quarter of 2008 versus the same period of 2007, while the overall industry retail numbers decreased nearly 10% for the quarter. The Company’s telehandler retail demand declined 14% in the second quarter in an industry-wide market that declined over 23%.

        Gross margin was 20.5% in the second quarter of 2008 compared to 21.8% in the second quarter of 2007. Tight cost control and cost savings resulting from investments in state-of-the-art manufacturing equipment partially offset the impact of lower volumes and significantly higher steel and component costs. Selling, general and administrative expenses declined to $14.7 million during the 2008 second quarter compared to $15.7 million in the second quarter of 2007 as the Company continues its focus on driving out costs. As a percent of net sales, selling, general and administrative expenses increased to 13.2% compared to 11.6% in the prior year quarter, which primarily reflected lower sales volumes.

( M O R E )

Gehl Company
Gehl Company Reports Second Quarter Results;
Adjusts Full Year Outlook
July 28, 2008

        For the first six months of 2008, Gehl reported net sales from continuing operations of $193.2 million compared to $250.6 million in the first six months of 2007. Income from continuing operations was $4.4 million, or $0.36 per diluted share, for the first six months of 2008 compared to $15.3 million, or $1.23 per diluted share, for the first six months of 2007. Results for the first half of 2008 include an after-tax charge of $1.4 million, or $0.11 per diluted share, for the adoption of Statement of Financial Accounting Standards No. 157, “Fair Value Measurements”, which was recorded in the first quarter.

        “While weakness in the U.S. residential construction market provided headwinds to our business in the first half of the year, the Company maintained positive operating results, which reflects our diverse markets and effective cost savings initiatives,” said William D. Gehl, Chairman and Chief Executive Officer. “As we work through these near-term challenges, the Company will continue to position itself for long-term growth as evidenced by several efforts undertaken this year, including expanding our presence in international markets, broadening our product offering with the successful launch of new products and continuing to drive our performance in the markets we serve.”

2008 Full Year Outlook

        Based on the Company’s first half results, current backlog position, field inventory adjustments, and management’s expectation that the North American housing market will continue to experience weakness for the balance of 2008, the Company adjusted its 2008 full year outlook. The Company expects net sales from continuing operations in the range of $390 million to $410 million and earnings per diluted share from continuing operations of $0.85 to $1.05.

( M O R E )

Gehl Company
Gehl Company Reports Second Quarter Results;
Adjusts Full Year Outlook
July 28, 2008

Conference Call

        A conference call is scheduled for 1:00 p.m. CDT Monday, July 28, 2008.  The call will review 2008 second quarter and first half earnings and discuss the Company’s 2008 full year outlook.

        All interested parties are invited to listen to the presentation.  The conference call may be accessed by dialing (877) 680-6178 up to 15 minutes before the call begins.  The passcode is 50910495.  Access may also be gained through the Company’s web site (www.gehl.com) by first clicking on the Investor Relations tab, then clicking on Webcasts, and then selecting the 2nd Quarter 2008 Financial Earnings Conference Call Webcast.  An archive of the presentation will be available for one year after the call on the Company’s web site.  A telephonic replay of the conference call will be available beginning at 3:00 p.m. CDT on July 28th and will be available for one week after the call by dialing (800) 642-1687 or (706) 645-9291.  The replay passcode is 50910495.

( M O R E )

Gehl Company
Gehl Company Reports Second Quarter Results;
Adjusts Full Year Outlook
July 28, 2008

Forward Looking Statements

Gehl Company (the “Company” or “Gehl”) intends that certain matters discussed in this release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. When used in this release, words such as the Company “believes,” “anticipates,” “expects,” “estimates” or “projects” or words of similar meaning are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control that could cause actual results to differ materially from those anticipated as of the date of this release. Factors that could cause such a variance include, but are not limited to, those risk factors cited in the Company’s filings with the Securities and Exchange Commission, any adverse change in general economic conditions, unanticipated changes in capital market conditions, the Company’s ability to implement successfully its strategic initiatives (including cost reduction initiatives), market acceptance of newly introduced products, unexpected issues related to the pricing and availability of raw materials (including steel and rubber) and component parts, unanticipated difficulties in securing product from third party manufacturing sources, the ability of the Company to increase its prices to reflect higher prices for raw materials and component parts, the cyclical nature of the Company’s business, the Company’s and its customers’ access to credit, competitive pricing, product initiatives and other actions taken by competitors, disruptions in production capacity, excess inventory levels, the effect of changes in laws and regulations (including government subsidies and international trade regulations), technological difficulties, changes in currency exchange rates or interest rates, the Company’s ability to secure sources of liquidity necessary to fund its operations, changes in environmental laws, the impact of any strategic transactions effected by the Company, and employee and labor relations. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are only made as of the date of this release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. In addition, the Company’s expectations for the future, including those listed in the “2008 Full Year Outlook” above, are based in part on certain assumptions made by the Company, including those relating to commodities prices, which are strongly affected by weather and other factors and can fluctuate significantly, housing starts and other construction activities, which are sensitive to, among other things, interest rates and government spending, and the performance of the U.S. economy generally. The accuracy of these or other assumptions could have a material effect on the Company’s ability to achieve its expectations.

( M O R E )

Gehl Company
Gehl Company Reports Second Quarter Results;
Adjusts Full Year Outlook
July 28, 2008

About Gehl Company

        Gehl Company (Nasdaq GSM: GEHL) is a manufacturer of compact equipment used worldwide in construction and agricultural markets. Founded in 1859, the Company is headquartered in West Bend, Wis. The Company markets its products under the Gehl ® and Mustang ® brand names. Mustang product information is available on the Mustang Manufacturing website (www.mustangmfg.com). CE Attachments, Inc. information is available at (www.ceattach.com). Gehl Company information is available at (www.gehl.com) or contact: Gehl Company, 143 Water Street, West Bend, WI 53095 (telephone: 262-334-9461).

(TABLES TO FOLLOW )

Gehl Company
Gehl Company Reports Second Quarter Results;
Adjusts Full Year Outlook
July 28, 2008

GEHL COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	For the Second Quarter Ended (unaudited)		For the Six Months Ended (unaudited)
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Net sales	$111,087	$135,347	$193,238	$250,561
Cost of goods sold	88,314	105,807	152,100	195,257

Gross profit	22,773	29,540	41,138	55,304
Selling, general and administrative expenses	14,659	15,703	30,992	30,655

Income from operations	8,114	13,837	10,146	24,649
Interest expense	(880)	(1,168)	(1,914)	(2,077)
Interest income	697	1,098	1,401	2,106
Other expense, net	(286)	(302)	(3,188)	(1,346)

Income from continuing operations before income taxes	7,645	13,465	6,445	23,332
Provision for income taxes	2,408	4,646	2,030	8,050

Income from continuing operations	5,237	8,819	4,415	15,282
Loss from discontinued operations, net of tax	--	(108)	--	(268)

Net income	$5,237	$8,711	$4,415	$15,014

Diluted net income (loss) per share:
from continuing operations	$0.43	$0.71	$0.36	$1.23
from discontinued operations	--	(0.01)	--	(0.02)

Total diluted net income per share	$0.43	$0.70	$0.36	$1.20

Weighted average number of common
shares and common stock equivalents	12,305	12,477	12,279	12,464
Basic net income (loss) per share:
from continuing operations	$0.43	$0.73	$0.37	$1.26
from discontinued operations	--	(0.01)	--	(0.02)

Total basic net income per share	$0.43	$0.72	$0.37	$1.24

Weighted average number of common shares	12,061	12,132	12,039	12,121

Gehl Company
Gehl Company Reports Second Quarter Results;
Adjusts Full Year Outlook
July 28, 2008

GEHL COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	June 30, 2008	December 31, 2007	June 30, 2007
ASSETS
Cash	$4,984	$10,349	$5,039
Accounts receivable - net	190,642	190,439	233,498
Finance contracts receivable - net	6,094	4,675	10,034
Inventories	72,423	49,093	42,346
Retained interest in sold finance contracts	55,156	47,730	37,673
Deferred income taxes	9,653	8,849	9,688
Prepaid expenses and other current assets	3,230	4,985	7,264

Total current assets	342,182	316,120	345,542
Property, plant and equipment - net	38,773	35,510	33,421
Goodwill	11,748	11,748	11,748
Other assets	37,290	44,584	32,568

Total assets	$429,993	$407,962	$423,279

LIABILITIES AND SHAREHOLDERS' EQUITY
Total current liabilities	$116,384	$108,559	$131,530
Long-term debt obligations	28,503	21,425	23,863
Other long-term liabilities	17,503	16,948	20,398
Total shareholders' equity	267,603	261,030	247,488

Total liabilities and shareholders' equity	$429,993	$407,962	$423,279

Gehl Company
Gehl Company Reports Second Quarter Results;
Adjusts Full Year Outlook
July 28, 2008

GEHL COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	For the Six Months Ended
	June 30, 2008	June 30, 2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,415	$15,014
Adjustments to reconcile net income to net cash used for
operating activities:
Depreciation and amortization	2,356	2,577
Compensation expense for share based payments	729	948
Cost of sales of finance contracts	2,644	823
Proceeds from the sales of finance contracts	59,487	69,818
Increase in finance contracts receivable	(62,253)	(72,304)
Increase in retained interest in sold finance contracts	(3,378)	(18,413)
(Decrease) increase in cash due to changes in:
Accounts receivable - net	1,391	(43,975)
Inventories	(21,522)	6,790
Accounts payable	11,263	12,764
Remaining working capital items	(277)	3,604

Net cash used for operating activities	(5,145)	(22,354)
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(6,395)	(3,576)
Proceeds from the sale of property, plant and equipment	198	50
Other	(28)	(4)

Net cash used for investing activities	(6,225)	(3,530)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (repayments on) revolving credit loans	7,126	(1,272)
(Repayments on) proceeds from other borrowings - net	(908)	24,890
Proceeds from exercise of stock options	280	413
Purchase of treasury shares	(493)	--

Net cash provided by financing activities	6,005	24,031
Net decrease in cash	(5,365)	(1,853)
Cash, beginning of period	10,349	6,892

Cash, end of period	$4,984	$5,039